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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-01574) and on Form S-4 (333-1928) of our report dated May 31, 1996, except as to Note 15 which is as of July 10, 1996, appearing on page 19, of U.S. Office Products Company's Annual Report on Form 10-K for the year ended April, 30, 1996. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration
Statements. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."

PRICE WATERHOUSE LLP
July 12, 1996

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